COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

JULY 8, 2011

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

EII TRANSPORT INC.

I, Carol Aichele, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct copy of

1 ARTICLES OF INCORPORATION filed on March 3, 1998

which appear of record in this department.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.

Secretary of the Commonwealth

9817- 336

MAR - 3 1998

Microfilm Number__________ Filed with the Department of State on __________

Entity Number 2803295

Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT
OF
EII TRANSPORT INC.
A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

_X_ **Business-stock** (15 Pa.C.S. § 1306)

___ **Business-nonstock** (15 Pa.C.S. § 2102)

___ **Business-statutory close** (15 Pa.C.S. § 2303)

___ **Management** (15 Pa.C.S. § 2702)

___ **Professional** (15 Pa.C.S. § 2903)

___ **Insurance** (15 Pa.C.S. § 3101)

___ **Cooperative** (15 Pa.C.S. § 7102)

DSCB:15-1306/2102/2303/2702/2903/7102A (Rev 91)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1. The name of the corporation is: EII Transport Inc.

2. The (a) **address** of this corporation's initial registered office in this Commonwealth or (b) **name** of its commercial registered office provider and the county of venue is:

(a) 635 Lucknow Road	Harrisburg	PA	17110	Dauphin
Number and Street	City	State	Zip	County

(b) c/o: ______________________________

Name of Commercial Registered Office Provider — County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of **shares** authorized is: 1,000 common; $10.00 par value (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including street and number, if any, of each **Incorporator** is:

Name	Address
Sheril T. Moyer, Esquire	One S. Market Square, 12th Floor, Harrisburg, PA 17101

6. The specified effective date, if any, is: N/A

month day year hour, if any

MAR -3 98

PA Dept. of State

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

~~8. **Statutory close corporation only:** Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.).~~

~~9. **Cooperative corporations only:** (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:~~ ______________________________

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 3RD day of March, 1998.

[signature]

Sherill T. Moyer